EXHIBIT 10.1

FIRST AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES
FIRST AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES, dated as of May 17, 2018 (this "Amendment"), by and between comScore, Inc., a Delaware corporation, (the "Company") and each of the investors listed on the signature pages attached hereto (individually, a "Buyer" and collectively, the "Buyers").
WHEREAS, the Company entered into that certain Securities Purchase Agreement, dated as of January 16, 2018 (the "Securities Purchase Agreement"), with the Buyers;
WHEREAS, pursuant to the Securities Purchase Agreement: (i) on January 16, 2018 the Company issued to each Buyer a Senior Secured Convertible Note in the aggregate principal amount set forth opposite such Buyer's name in column 3(a) of the Schedule of Buyers attached to the Securities Purchase Agreement (the "Initial Notes") and in the form attached as Exhibit A (the "Form of Note") to the Securities Purchase Agreement and (ii) on May 17, 2018 the Company shall issue to each Buyer a Senior Secured Convertible Note (the "Additional Notes" and together with the Initial Notes, the "Notes") in the aggregate principal amount set forth opposite such Buyer's name in column 3(b) of the Schedule of Buyers attached to the Securities Purchase Agreement in accordance with the Additional Closing Notice delivered to the Company on May 11, 2018;
WHEREAS, Section 16 of the Notes provides that written consent of the Required Holders (as defined therein) shall be required for any change or amendment to the Notes;
WHEREAS, Section 9(e) of the Securities Purchase Agreement provides that written consent of the Required Holders (as defined therein) shall be required for any change or amendment to the Securities Purchase Agreement, including, without limitation, any exhibit attached thereto; and
WHEREAS, in compliance with Section 16 of the Initial Notes and Section 9(e) of the Securities Purchase Agreement, the Company and the Buyers, which together represent the Required Holders (as defined in each of the Initial Notes and the Securities Purchase Agreement), desire to amend each of the Initial Notes and the Form of Note as it applies to the Additional Notes as set forth herein, which amendments shall be binding on the holders of all Notes as of the execution and delivery of this Amendment by the Company and the Buyers (such time, the "Effective Time").
NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

1.
Definitions. Unless otherwise specified herein, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Notes or the Securities Purchase Agreement, as applicable.

2.	Amendments.

a.	Section 13 of the Initial Notes and Section 13 of the Form of Note as it applies to the Additional Notes are each hereby amended and restated in their entirety, as follows:
"(13)    RANK. All payments due under this Note (a) shall rank pari passu with all Other Notes, Additional Notes, Rights Offering Notes, if any, Backstop Commitment Notes, if any, and Indebtedness described in clause (iii) of the definition of Permitted Indebtedness, if any, and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries."

b.	Section 15(c) of the Initial Notes and Section 15(c) of the Form of Note as it applies to the Additional Notes are each hereby amended and restated in their entirety, as follows:
"(c)    The Company shall maintain on deposit cash and/or cash equivalents (as defined in GAAP) in an aggregate amount equal to:
(i)    not less than $40,000,000 from and after the Initial Closing Date through and excluding the earlier to occur of (x) the consummation of the Rights Offering (as defined in the Securities Purchase Agreement) and (y) the Maturity Date (such earlier date, the "Cash Measuring Date");
(ii)    solely if the Cash Measuring Date is determined by clause (x) of such definition:
(1)    not less than $75,000,000 from and after the Cash Measuring Date through and excluding January 1, 2020; and
(2)    not less than $50,000,000 from and after January 1, 2020 through and including the Maturity Date."

c.
Section 31(uu) of the Initial Notes and Section 31(uu) of the Form of Note as it applies to the Additional Notes are each hereby amended to delete the word “and” appearing immediately before clause (xx) thereof and replacing such word with a “,”, and to add a new clause at the end thereof, as follows:

", and (xxi) Liens securing Permitted Indebtedness described in clause (iii) of the definition of Permitted Indebtedness, provided that such Liens are subject to an intercreditor agreement in form and substance reasonably satisfactory to the Required Holders."

3.
Effectiveness. This Amendment shall become effective as of the Effective Time. Upon effectiveness of this Amendment, this Amendment shall be considered one and the same "instrument" for purposes of Section 16 of the Notes and shall amend the Notes as provided herein.

4.
Ratifications. Except as otherwise expressly provided herein, the Notes, the Security Documents and each other Transaction Document, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Notes to "this Note", "hereto", "hereof", "hereunder" or words of like import referring to the Notes shall mean the Notes as amended by this Amendment and (ii) all references in the Security Documents and in the other Transaction Documents, to the "Notes" (and corollary references to "thereto", "thereof", "thereunder" or words of like import referring to the Notes) shall mean the Notes as amended by this Amendment.

5.
Representations and Warranties. Each Buyer, severally and not jointly, represents and warrants to the Company, and the Company represents and warrants to each Buyer as of the date hereof and as of the Effective Time that: Such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Amendment and to carry out and perform all of its obligations under the terms of this Amendment; This Amendment has been duly executed and delivered on behalf of such Person, and this Amendment constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; The execution, delivery and performance by such Person of this Amendment and the consummation by such Person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder.

6.
Disclosure. On or before 9:30 a.m., New York City time, on May 18, 2018, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Amendment as an exhibit to such filing (the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, the Company hereby acknowledges and agrees that no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in the 8-K Filing. The Company understands and confirms that the Buyers will rely on the foregoing in effecting transactions in securities of the Company.

7.	Fees and Expenses. The Company shall reimburse counsel to Starboard Value and Opportunity Master Fund Ltd. or its designee(s) its reasonable, actually incurred legal fees and expenses in an amount not to exceed $25,000, which amount may be withheld by such Buyer from its Additional Cash Purchase Price for any Additional Notes purchased at the Additional Closing to the extent not previously reimbursed by the Company. In addition, the Company shall reimburse counsel to Starboard Value and Opportunity Master Fund Ltd. or its designee(s) its reasonable, actually incurred legal fees and expenses in connection with the preparation and negotiation of any intercreditor agreement to be entered into with respect to any Permitted Indebtedness to be incurred by the Company pursuant to clause (iii) of such definition, promptly after such fees and expenses are incurred. Except as otherwise set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party.

8.
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.
Counterparts; Headings. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

10.
Severability. If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.	Amendments. Any amendments or modifications hereto must be executed in writing by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

COMPANY:

COMSCORE, INC.

By:	/s/ Gregory A. Fink
Name: Gregory A. Fink
Title: Chief Financial Officer

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
By:	Starboard Value LP, its investment manager

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE AND OPPORTUNITY C LP
By:	Starboard Value R LP, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE AND OPPORTUNITY S LLC
By:	Starboard Value LP, its manager

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By:	Starboard Value GP LLC, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]